Exhibit 23







                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-105453) of Cash Systems, Inc. and subsidiaries of our report dated March 4, 2004 (except as to Note 14, as to which the date is March 25, 2004), which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2003.


                                     /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
March 30, 2004